SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ionics Manufacturing Agreement

On May 24, 2005, Microtune (Texas), L.P., a Texas limited partnership (“Microtune L.P.”), and subsidiary of Microtune, Inc., a Delaware corporation (the “Company”), and Ionics EMS, Inc., a Philippine corporation (“Ionics”), entered into that certain Manufacturing Agreement dated as of May 24, 2005 (the “Ionics Manufacturing Agreement”), whereby Microtune L.P. agreed to purchase from Ionics certain radio frequency subsystem-level solutions. Under the Ionics Manufacturing Agreement, Ionics will manufacture the Company’s tuner modules and other products. The Ionics Manufacturing Agreement was entered into in connection with and as a condition to the consummation of the transactions contemplated by the 2005 Asset Purchase Agreement (as defined below). The initial term of the Ionics Manufacturing Agreement commenced on May 24, 2005 and ends on May 23, 2010 (the “Initial Term”). At the end of the Initial Term, the Ionics Manufacturing Agreement will automatically renew for successive one-year terms until terminated by either Microtune L.P. or Ionics by providing certain written notice to the other party as further specified in the Ionics Manufacturing Agreement.

In connection with the transactions described below, Ionics and TFS-Parent (as defined below) have entered into a certain Memorandum of Agreement dated on or about May 25, 2005, whereby TFS-Parent is selling, assigning, transferring and conveying to Ionics certain equipment, certain land rights and building structures (the “TFS/Ionics Factory Sale”). The TFS/Ionics Factory Sale is subject to certain customary closing conditions which may or may not be satisfied.

The Company intends to file a copy of the Ionics Manufacturing Agreement as an exhibit to its upcoming quarterly report on Form 10-Q for the quarter ending June 30, 2005.

2005 Asset Purchase Agreement

On May 25, 2005, the Company entered into that certain Asset Purchase Agreement (the “2005 Asset Purchase Agreement”), by and between the Company, Microtune L.P., Three-Five Systems Pacific, Inc., a Philippine corporation and subsidiary of TFS (“TFS”), and Three-Five Systems, Inc., a Delaware corporation (“TFS-Parent”). Pursuant to the terms of the 2005 Asset Purchase Agreement, Microtune L.P. agreed to purchase from TFS-Parent certain inventory, raw materials, work in progress and finished goods for use in the manufacture of the Company’s radio frequency subsystem-level solutions. This purchased inventory will be sold to Ionics or provided on a consigned basis for use in the manufacture of the Company’s tuner modules and other products as described above. The closing of the transaction is subject to customary conditions and is expected to be completed on or about June 1, 2005.

There can be no assurance that the transactions contemplated by the TFS/Ionics Factory Sale and the 2005 Asset Purchase Agreement will close. In the event such transactions are not consummated, the Company will evaluate other alternatives to ensure the orderly transition of the manufacture of its products to Ionics.

The Company intends to file a copy of the 2005 Asset Purchase Agreement as an exhibit to its upcoming quarterly report on Form 10-Q for the quarter ending June 30, 2005.

Amendment and Restatement of 2000 Director Option Plan

At the Company’s 2005 annual meeting of stockholders held on May 25, 2005, the Company’s stockholders approved a proposal to amend and restate the Company’s 2000 Director Option Plan (the “Plan”) to increase the directors’ annual option grant to purchase shares of common stock from 7,500 shares per year vesting over a two-year period to 24,000 shares per year vesting over a three-year period. Additionally, the proposal provided for an increase in the aggregate number of shares of common stock authorized for issuance under the Plan from 457,500 shares to 887,500 shares.

A summary of the material terms of the Plan may be found in the Company’s Definitive Proxy Statement, filed on April 27, 2005 (the “Proxy Statement”), and such summary is incorporated by reference herein. A copy of the Plan is filed as Exhibit 10.1 to this current report.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the Company’s 2005 annual meeting of stockholders held on May 25, 2005, the Company’s stockholders approved a proposal to amend and restate each of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws to eliminate the classified structure of the board of directors and to provide for the annual election of all directors (the “Declassification Amendments”). Promptly thereafter, the Company filed its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 25, 2005.

In addition to incorporating the changes necessary to effect the Declassification Amendments, the Restated Certificate of Incorporation restates, integrates and amends in its entirety the provisions of the Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock as filed with the Secretary of State of the State of Delaware on March 15, 2002.

The Company’s board of directors approved the Declassification Amendments on April 13, 2005, subject to approval by the stockholders. The Company’s Restated Certificate of Incorporation and its Third Amended and Restated Bylaws are filed with this current report as Exhibits 3.1 and 3.2, respectively.

ITEM 8.01. OTHER EVENTS.

On May 25, 2005, the Company held its 2005 annual meeting of stockholders (the “Annual Meeting”). The Company received 48,224,335 shares represented by valid proxies and no shares voted in person, constituting 92.74% of the 51,999,578 shares outstanding on the record date of April 15, 2005. The Company submitted four proposal to its stockholders for consideration, and all four proposals were approved. With regard to the proposals offered for consideration, the following votes were cast:

Proposal 1: Declassification Amendments

At the Annual Meeting, stockholders voted on a proposal to amend and restate each of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws to eliminate the classified structure of the board of directors and to provide for the annual election of all directors. The results of the voting were as follows:

	Shares	% of Outstanding
For	47,512,475	91.37
Against	650,207	1.25
Abstain	61,653	0.12

Proposal 2: Election of Directors

At the Annual Meeting, stockholders voted for both a regular election of directors and an alternate election of directors. As explained in the Proxy Statement, in the event that the stockholders did not approve Proposal 1, three Class II directors were to be elected to serve until the 2008 annual meeting of stockholders (the “Regular Election”). Alternatively, in the event that the stockholders approved Proposal 1, seven directors were to be elected to serve until the 2006 annual meeting of stockholders (the “Alternate Election”). Both elections were necessary given that the number of directors to be elected was contingent upon the outcome of the vote on Proposal 1. As a result of the stockholders approving Proposal 1, the results of the Alternate Election controlled in the election of the directors of the Company, and the results of the Regular Election were inconsequential. Accordingly, Messrs. Craddock, Fontaine, White, Clardy, Tai, Ciciora and LeVecchio were duly elected as directors of the Company to serve until the 2006 annual meeting of stockholders. The results of the voting were as follows:

Regular Election

Nominee	For	% of Voting	Withheld	% of Voting
Steven Craddock	46,514,216	96.45	1,710,119	3.55
James A. Fontaine	46,498,302	96.42	1,726,033	3.58
A. Travis White	46,516,216	96.46	1,708,119	3.54

Alternate Election

Nominee	For	% of Voting	Withheld	% of Voting
Steven Craddock	46,525,575	96.48	1,698,760	3.52
James A. Fontaine	46,521,507	96.47	1,702,828	3.53
A. Travis White	46,526,325	96.48	1,698,010	3.52
James H. Clardy	46,337,366	96.09	1,886,969	3.91
William P. Tai	38,355,261	79.54	9,869,074	20.46
Walter S. Ciciora	46,398,421	96.21	1,825,914	3.79
Anthony J. LeVecchio	46,523,242	96.47	1,701,093	3.53

Proposal 3: Amendment and Restatement of 2000 Director Option Plan

At the Annual Meeting, stockholders voted on a proposal to amend and restate the Company’s 2000 Director Option Plan to increase the directors’ annual option grant to purchase shares of common stock from 7,500 shares per year vesting over a two-year period to 24,000 shares per year vesting over a three-year period. Additionally, this proposal provides for an increase in the aggregate number of shares of common stock authorized for issuance under the plan from 457,500 shares to 887,500 shares. The results of the voting were as follows:

	Shares	% of Voting
For	17,740,668	66.71
Against	8,793,821	33.07
Abstain	57,235	0.22
Broker Non-Vote	21,632,611	N/A

Proposal 4: Ratification of Ernst & Young L.L.P as Auditors

At the Annual Meeting, stockholders voted on a proposal to ratify the appointment of Ernst & Young L.L.P. as independent auditors for the fiscal year ending December 31, 2005. The results of the voting were as follows:

	Shares	% of Voting
For	47,891,500	99.31
Against	332,335	0.69
Abstain	500	0.00

Proposals by stockholders that are intended to be presented at our 2006 annual meeting of stockholders (the “2006 Annual Meeting”) must be received at the Company’s principal executive offices no later than December 30, 2005, in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2006 Annual Meeting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 3.1 – Restated Certificate of Incorporation.

Exhibit 3.2 – Third Amended and Restated Bylaws.

Exhibit 10.1 – 2000 Director Option Plan, as amended and restated, and form of agreements thereunder.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp Chief Financial Officer

Date: May 27, 2005